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                                                                   EXHIBIT 5.2
                             FULBRIGHT & JAWORSKI
                                    L.L.P.
                  A Registered Limited Liability Partnership       Houston
                           1301 McKinney, Suite 5100            Washington, D.C.
                          Houston, Texas  77010-3095               Austin
                                                                 San Antonio
                                                                    Dallas
Telephone: 713/651-5151                                            New York
    Telex: 76-2829                                                Los Angeles
Facsimile: 713/651-5246                                             London
                                                                   Hong Kong



                                October 31, 1994



Service Corporation International
1929 Allen Parkway
Houston, Texas  77019

Gentlemen:

We have acted as special Texas counsel for Service Corporation International, a Delaware corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") with respect to (i) the Company's (a) unsecured debt securities ("Debt Securities"), (b) shares of preferred stock, $1.00 par value ("Preferred Stock"), in one or more series,
(c) shares of common stock, $1.00 par value, including the preferred stock purchase rights associated therewith (collectively, "Common Stock"), (d) warrants to purchase Common Stock ("Warrants") and (e) guarantee ("Guarantee") of LLC Preferred Securities (as hereinafter defined), and (ii) shares of LLC Preferred Securities (the "LLC Preferred Securities" and, together with the Debt Securities, the Preferred Stock, the Common Stock, the Warrants and the Guarantee, the "Securities") in one or more series of the Company's subsidiary, SCI Finance LLC, a Texas limited liability company ("SCI Finance"), to be issued from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended, for an aggregate initial offering price not to exceed $1,000,000,000.

We have examined (i) the Restated Certificate of Incorporation and By-Laws of the Company, each as amended to date, (ii) a Senior Indenture dated as of February 1, 1993 (the "Senior Indenture"), between the Company and The Bank of New York, as Trustee, (iii) a form of Senior Subordinated Indenture (the "Senior Subordinated Indenture") between the Company and Texas Commerce Bank National Association ("TCB"), as Trustee, (iv) a Subordinated Indenture dated as of September 1, 1991 (the "Subordinated Indenture"), between the Company and TCB, as Trustee, (v) the Articles of Organization and the Regulations of SCI Finance, and (vi) such certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.





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October 31, 1994
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In connection with this opinion, we have assumed that (i) the Registration
Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; and (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Based upon and subject to the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

1. With respect to shares of Common Stock, when (i) the Board of Directors of the Company or, to the extent permitted by Article 2.36 of the Texas Business Corporation Act (the "TBCA"), a duly constituted and acting committee thereof (such Board of Directors or committee being referred to herein as the "Board"), has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters; and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), the shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

2. With respect to shares of any series of Preferred Stock, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of such series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating such series and fixing and determining the preferences, limitations, and relative rights thereof and the filing of a statement with respect to such series with the Secretary of State of the State of Texas as required under Article 2.13 of the TBCA; and (ii) certificates representing the shares of such series of Preferred Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, the shares of such series of Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

3. With respect to Debt Securities to be issued under the Senior Indenture, when (i) the Senior Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"); (ii) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of





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October 31, 1994
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the consideration therefore provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity and will be entitled to the benefits of the Senior Indenture.

4. With respect to Debt Securities to be issued under the Senior Subordinated Indenture, when (i) the Senior Subordinated Indenture has been duly qualified under the TIA; (ii) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Subordinated Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefore provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity and will be entitled to the benefits of the Senior Subordinated Indenture.

5. With respect to Debt Securities to be issued under the Subordinated Indenture, when (i) the Subordinated Indenture has been duly qualified under the TIA; (ii) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity and will be entitled to the benefits of the Subordinated Indenture.

6. With respect to the Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters;
(ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefore provided for therein, the Warrants will be duly authorized and validly issued.

7.       With respect to shares of any series of LLC Preferred Securities, when
(i) the Manager of SCI Finance (the "Manager") has taken all necessary corporate action to approve the issuance and terms of such series,





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Service Corporation International
October 31, 1994
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the terms of the offering thereof and related matters, including the adoption of an amendment to the Regulations of SCI Finance establishing the relative rights, powers, and duties, including voting rights, of the holders of such series; and (ii) certificates representing the shares of such series have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Manager upon payment of the consideration therefor provided for therein, the shares of such series of LLC Preferred Securities will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made with respect to us under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.


                                           Very truly yours,



                                           /s/ FULBRIGHT & JAWORSKI L.L.P.
                                           Fulbright & Jaworski L.L.P.